POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees or officers of JNL SERIES TRUST, a Massachusetts business trust, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements on Form N-14 and amendments thereto for the registration under said Acts of the sale of shares of beneficial interest of JNL Series Trust, hereby constitute and appoint Susan S. Rhee and Emily J. Bennett, his/her attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements on Form N-14 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, acting alone, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of the dates set forth below.

/s/ Eric O. Anyah	January 1, 2018
Eric O. Anyah
Trustee

/s/ Michael J. Bouchard	January 1, 2018
Michael J. Bouchard
Trustee

/s/ Ellen Carnahan	January 1, 2018
Ellen Carnahan
Trustee

/s/ William J. Crowley, Jr.	January 1, 2018
William J. Crowley, Jr.
Trustee

/s/ Michelle Engler	January 1, 2018
Michelle Engler
Trustee

/s/ John W. Gillespie	January 1, 2018
John W. Gillespie
Trustee

/s/ William R. Rybak	January 1, 2018
William R. Rybak
Trustee

/s/ Mark S. Wehrle	January 1, 2018
Mark S. Wehrle
Trustee

/s/ Edward C. Wood	January 1, 2018
Edward C. Wood
Trustee

/s/ Patricia A. Woodworth	January 1, 2018
Patricia A. Woodworth
Trustee

/s/ Mark D. Nerud	January 1, 2018
Mark D. Nerud
Trustee, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel W. Koors	January 1, 2018
Daniel W. Koors
Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)